UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2013

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210		19312
Berwyn, Pennsylvania		(Zip Code)
(Address of principal executive offices)

(610) 251-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 1, 2013, Triumph Group, Inc. issued a press release announcing its financial results for the fourth quarter and fiscal year ended March 31, 2013, and the following day conducted a conference call to further discuss the financial results.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On the conference call, in addition to reviewing the information contained in the press release, the executive officers also discussed the following financial information:

•
For the fiscal year ended March 31, 2013, sales mix was as follows:  commercial was 57% (compared to 52% in the prior full fiscal year), military was 28% (compared to 32% in the prior full fiscal year), business jets were 12% (compared to 13% in the prior full fiscal year), regional jets were 1% (same as the prior full fiscal year) and non-aviation was 2% (same as the prior full fiscal year ).

•	The top ten programs represented in the backlog were the 747, G450/G550, 777, 787, 737, A330/A340, C-17, V-22, 767 and UH-60 programs, respectively.

•	For the fiscal year ended March 31, 2013, The Boeing Company (commercial, military and space) accounted for 49.4% of net sales.

•
Same store sales for the fiscal quarter ended March 31, 2013 increased 2% over the prior year period.  Aerostructures same store sales for the fiscal quarter ended March 31, 2013 were $720.7 million, an increase of 1% over the prior year period.  Aerospace Systems same store sales for the fiscal quarter ended March 31, 2013 were $163.1 million, an increase of 8% over the prior year period. Aftermarket Services same store sales for the fiscal quarter ended March 31, 2013 were $83.9 million, an increase of 1% over the prior year period.

•
Same store sales for the fiscal year ended March 31, 2013 increased 8% over the prior year.  Aerostructures same store sales for the fiscal year ended March 31, 2013 were $2.781 billion, an increase of 8% over the prior year.  Aerospace Systems same store sales for the fiscal year ended March 31, 2013 were $593.6 million, an increase of 8% over the prior year period. Aftermarket Services same store sales for the fiscal year ended March 31, 2013 were $302.1 million, an increase of 5% over the prior year.

•
For the fiscal year ended March 31, 2013, OEM sales represented 87% of net sales (same as the prior year), Aftermarket sales represented 11% of net sales (same as the prior year), and Other represented 2% of net sales (same as the prior year).

•
Export sales for the fiscal quarter ended March 31, 2013 were $137.2 million, an increase of 12% over the comparable quarter in the prior year period. Export sales for the fiscal year ended March 31, 2013 were $504.1 million, an increase of 9% over the prior year.

The information in this Item 2.02 of this Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated May 1, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 3, 2013	TRIUMPH GROUP, INC.

		By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary

TRIUMPH GROUP, INC.
CURRENT REPORT ON FORM 8-K
EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 1, 2013